CUSIP # 54951L109

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A ordinary shares of Luckin Coffee Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 14, 2023	Joy Capital II, L.P.

By: Joy Capital II GP, L.P.
Its: General Partner

By: Joy Capital GP, Ltd.
Its: General Partner

	By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital II GP, L.P.

By: Joy Capital GP, Ltd.
Its: General Partner

	By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital GP, Ltd.

	By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Luck Management Limited

	By:	/s/ Erhai Liu
Erhai Liu, Director

Honour Ample Limited

	By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Soda Limited

	By:	/s/ Erhai Liu
Erhai Liu, Director